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                                                                    Exhibit 10.1


                       AMENDMENT TO EMPLOYMENT AGREEMENT

DATE: October 19, 2000


PARTIES:

            Bell Microproducts, Inc.                                 ("Company")

            W. Donald Bell                                              ("Bell")


      WHEREAS, Company and Bell are parties to an existing Employment Agreement July 1, 1999 (hereinafter referred to as the "Agreement"); and

      WHEREAS, on the date set forth above, the Board of Directors of the Company approved an amendment to certain portions of the Agreement.

      NOW, THEREFORE, Company and Bell agree that, effective as of October 19, 2000, the following amendment shall be made to the Agreement:

      1. Paragraph 1, "Term of Employment," is hereby amended in its entirety to read as follows: "1. Term of Employment. Company hereby agrees to employ Bell as Chairman, President and Chief Executive Officer for a three-year period commencing October 19, 2000, and, on the first day of each month thereafter, the term of this Agreement shall be automatically extended for a new three-year period commencing with the first day of such month, unless Bell's employment is terminated earlier pursuant to Paragraph 4 of this Agreement; provided, however, that the automatic extension provided for herein shall cease on June 6, 2004, Bell's seventh (67th) birthday, or on such other date as may be mutually agreed to in writing by the parties

      2. Paragraph 2c(i) & (ii)"EPS Enhancement Incentive" is hereby amended to incorporate the affect of the 3 for 2 stock split. The $1.00 is changed to $0.67, and the $2.25 is changed to $1.50.

      3. Paragraph 4, "Termination" is hereby amended in its entirety to read as follows:

            "4. Termination. Except for the provisions hereof which are intended to survive for other periods of time as specified herein, this Agreement and Bell's employment shall terminate (a) at any time upon mutual written agreement of the parties; (b) immediately upon Bell's death; (c) by the Company, immediately and without prior notice, for "cause" (as defined in Section 5(c) below); or (d) by Bell or by Company for any reason not otherwise covered by clauses (a), (b) or
            (c) herein, with at least thirty (30) days' written notice to the other. Except as
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            otherwise provided in Paragraph 5, upon the termination of Bell's employment for any reason, Bell shall be entitled to receive his base salary through his last date of employment, any annual incentive compensation described in Paragraph 3(b) which Bell may have earned through his last date of employment, the amounts credited to the deferred compensation account described in Paragraph 3(c), any unreimbursed business expenses incurred prior to such termination of employment, and such other employee benefits to the extent permitted by the applicable policies or plan documents or as required by law."

      This Amendment shall be attached to and be a part of the Agreement between Bell Microproducts, Inc. and W. Donald Bell.

      Except as set forth herein, all other provisions of the Agreement shall remain in full force without modification.

      In consideration of the mutual covenants contained herein, the parties have executed this Amendment effective as of the date and year above written.


COMPANY:                            BELL MICROPRODUCTS, INC.


                                    By
                                      ----------------------------------------
                                          Its
                                             ---------------------------------



                                    /s/ W. Donald Bell
                                    ------------------------------------------

BELL:                               W. Donald Bell